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                                                                    EXHIBIT 21.1

                     List of Subsidiaries of the Registrant


Subsidiary                                                       Jurisdiction
----------                                                       ------------

The Retail Property Trust                                       Massachusetts
Simon Property Group (Illinois), L.P.                                Illinois
Simon Property Group (Texas), L.P.                                      Texas
Shopping Center Associates                                           New York
DeBartolo Capital Partnership                                        Delaware
Simon Capital Limited Partnership                                    Delaware
SDG Macerich Properties, L.P.                                        Delaware
M.S. Management Associates, Inc.                                     Delaware
DeBartolo Properties Management, Inc.                                    Ohio

         Omits names of subsidiaries which as of December 31, 1998 were not, in the aggregate, a "significant subsidiary".

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